Exhibit 99.1

Adial Pharmaceuticals Granted a 180 Calendar Day Extension by Nasdaq to Regain Compliance with the Minimum Bid Price Rule

GLEN ALLEN, Va., September 3, 2025 — Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced that it has been granted a 180 calendar day extension from The Nasdaq Stock Market LLC (“Nasdaq”) to regain compliance with the Nasdaq’s minimum $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”) for continued listing on Nasdaq (the “Minimum Bid Price Requirement”), following the expiration of the initial 180 calendar day period to regain compliance on September 1, 2025, which was initially granted on March 5, 2025.

The Company now has until March 2, 2026 to meet the Minimum Bid Price Requirement set forth in Nasdaq Listing Rule 5550(a)(2).

The notification has no immediate effect on the listing or trading of the Company’s shares of common stock, which will continue to trade on the Nasdaq Capital Market under the symbol “ADIL.”

To regain compliance with the Rule, the Company must maintain a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive business days on or prior to the 180-day extension period, or March 2, 2026. The Company will continue to monitor the closing bid price of its common stock between now and the end of the extension period and intends to take all appropriate actions to cure the deficiency and regain compliance with the Rule prior to the end of the compliance period.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, being developed for the treatment of Alcohol Use Disorder (AUD). AD04 was recently investigated in a Phase 3 clinical trial ONWARD™ and showed promising results with reduced drinking in patients with AUD, and was well tolerated with no overt safety concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding continuing to monitor the closing bid price of the Company’s common stock on Nasdaq between now and the end of the extension period (March 2, 2026), and taking all appropriate actions to cure the Minimum Bid Price Requirement deficiency and regain compliance with the Rule prior to the end of the compliance period maintain its Nasdaq listing. Any forward-looking statements included herein reflect the Company’s current views, and they involve certain risks and uncertainties, including, among others, the Company’s ability to regain compliance with the Rule and all other applicable requirements for the initial listing on the Nasdaq Capital market prior to the end of the compliance period, and our ability to maintain the Company’s listing on the Nasdaq Capital market. These risks should not be construed as exhaustive and should be read together with the other risk factors and cautionary statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company from time to time with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: adil@crescendo-ir.com